NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Net Income up 32%, Return on Equity 11%

Greenwich, CT, July 24, 2012 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the second quarter of 2012 of $109 million, or 76 cents per share, compared with $82 million, or 56 cents per share, for the second quarter of 2011.

Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2012	2011	2012	2011

Gross premiums written	$1,430,920	$1,245,276	$2,832,446	$2,515,134
Net premiums written	1,190,991	1,057,415	2,394,517	2,140,718

Net income	108,838	82,184	244,156	197,774
Net income per diluted share	0.76	0.56	1.70	1.34

Operating income (1)	92,988	67,848	197,224	164,648
Operating income per diluted share	0.65	0.46	1.37	1.12

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses.

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Second quarter highlights included:

•	Book value per share increased 83 cents, or 3%, to $30.68.

•	Average rates on renewed policies increased 6%.

•	GAAP combined ratio was 98.2%.

•	Net premiums written increased 12.6%.

•	The Company repurchased 1.3 million shares of its common stock at an average cost of $37.56 per share and an aggregate cost of $48.3 million.

Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We are pleased with the second quarter’s financial results. Premiums grew in excess of twelve percent, while average renewal rate increases were approximately six percent. The economy is not as robust as we had anticipated; thus, the pace of price increases is not accelerating as fast as we had expected. We still see pricing momentum throughout the balance of the year. Many companies are beginning to recognize their weakening loss reserve position, which will continue to put further upward pressure on the current pricing environment.

"Investment income was substantially higher in the second quarter primarily as a result of the strong performance of our investment funds. In spite of the more difficult environment, our overall investment returns have proved to be satisfactory, and we have continued to benefit from substantial realized gains from our non-fixed income portfolio. This is in part a result of our continuing ability to find small opportunities offering attractive returns.

"Overall, we have been able to deliver satisfactory after-tax returns on our capital, both because of our improving underwriting results and our stable investment income. We continue to have a positive outlook for the second half of the year as we work diligently to grow our business and effectively manage our capital," Mr. Berkley concluded.

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Webcast Conference Call and Supplementary Information
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Wednesday July 25, 2012 at 10:00 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A recording of the call will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2012 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain key personnel and qualified employees; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2012 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2012	2011	2012	2011
Revenues:
Net premiums written	$1,190,991	$1,057,415	$2,394,517	$2,140,718
Change in unearned premiums	(43,634)	(40,171)	(147,509)	(140,977)
Net premiums earned	1,147,357	1,017,244	2,247,008	1,999,741
Net investment income	161,250	149,072	318,869	295,198
Insurance service fees	27,036	25,035	50,913	47,208
Net investment gains:
Net realized gains on investment sales	24,286	23,290	67,763	52,574
Change in valuation allowance, net of other-than-temporary impairments	—	(400)	4,014	(400)
Net investment gains	24,286	22,890	71,777	52,174
Revenues from wholly-owned investees	55,434	56,134	105,109	110,021
Other income	384	574	776	958
Total revenues	1,415,747	1,270,949	2,794,452	2,505,300
Expenses:
Losses and loss expenses	731,202	674,276	1,410,674	1,281,371
Other operating costs and expenses	448,758	403,658	880,537	789,787
Expenses from wholly-owned investees	54,931	55,855	106,261	109,671
Interest expense	32,417	28,132	61,238	56,249
Total expenses	1,267,308	1,161,921	2,458,710	2,237,078
Income before income taxes	148,439	109,028	335,742	268,222
Income tax expense	(39,535)	(26,908)	(91,606)	(70,507)
Net income before noncontrolling interests	108,904	82,120	244,136	197,715
Noncontrolling interests	(66)	64	20	59
Net income to common stockholders	$108,838	$82,184	$244,156	$197,774

Net income per share:
Basic	$0.79	$0.58	$1.77	$1.40
Diluted	$0.76	$0.56	$1.70	$1.34

Average shares outstanding:
Basic	138,181	141,637	137,997	141,408
Diluted	143,528	147,677	143,506	147,614

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Operating Results by Segment
(Amounts in thousands, except ratios (1) (2))

	Second Quarter		Six Months
	2012	2011	2012	2011

Specialty:
Gross premiums written	$542,052	$473,849	$992,673	$889,579
Net premiums written	454,028	405,433	843,556	763,550
Premiums earned	408,142	349,943	795,252	680,150
Pre-tax income	76,466	77,109	144,727	167,023
Loss ratio	61.6%	60.6%	61.5%	57.5%
Expense ratio	32.7%	32.1%	33.1%	32.9%
GAAP combined ratio	94.3%	92.7%	94.6%	90.4%

Regional:
Gross premiums written	$290,999	$280,841	$604,583	$579,682
Net premiums written	267,650	260,579	557,849	540,203
Premiums earned	268,177	266,764	532,443	528,281
Pre-tax income (loss)	14,205	(16,042)	45,992	8,393
Loss ratio	66.3%	77.6%	62.7%	70.1%
Expense ratio	37.0%	36.5%	36.8%	36.4%
GAAP combined ratio	103.3%	114.1%	99.5%	106.5%

Alternative Markets:
Gross premiums written	$218,087	$178,792	$492,316	$433,639
Net premiums written	147,641	121,819	350,857	322,373
Premiums earned	170,415	148,999	329,108	297,336
Pre-tax income	53,969	41,486	101,656	83,023
Loss ratio	71.7%	72.2%	72.1%	72.4%
Expense ratio	26.1%	27.4%	26.3%	26.8%
GAAP combined ratio	97.8%	99.6%	98.4%	99.2%

Reinsurance:
Gross premiums written	$121,665	$106,866	$241,665	$219,430
Net premiums written	113,383	99,550	226,263	205,904
Premiums earned	109,515	105,836	215,853	211,314
Pre-tax income	25,927	25,336	53,624	50,673
Loss ratio	58.3%	58.8%	57.6%	60.7%
Expense ratio	41.1%	42.0%	41.2%	40.6%
GAAP combined ratio	99.4%	100.8%	98.8%	101.3%

International:
Gross premiums written	$258,117	$204,928	$501,209	$392,804
Net premiums written	208,289	170,034	415,992	308,688
Premiums earned	191,108	145,702	374,352	282,660
Pre-tax income	15,309	11,248	34,949	13,501
Loss ratio	60.8%	58.7%	60.4%	62.5%
Expense ratio	38.7%	41.3%	38.2%	40.3%
GAAP combined ratio	99.5%	100.0%	98.6%	102.8%

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Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1)(2))

	Second Quarter		Six Months
	2012	2011	2012	2011

Corporate and Eliminations:
Net investment gains	$24,286	$22,890	$71,777	$52,174
Interest expense	(32,417)	(28,132)	(61,238)	(56,249)
Other revenues and expenses (3)	(29,306)	(24,867)	(55,745)	(50,316)
Pre-tax loss	(37,437)	(30,109)	(45,206)	(54,391)

Consolidated:
Gross premiums written	$1,430,920	$1,245,276	$2,832,446	$2,515,134
Net premiums written	1,190,991	1,057,415	2,394,517	2,140,718
Premiums earned	1,147,357	1,017,244	2,247,008	1,999,741
Pre-tax income	148,439	109,028	335,742	268,222
Loss ratio	63.7%	66.3%	62.8%	64.1%
Expense ratio	34.5%	34.9%	34.6%	34.8%
GAAP combined ratio	98.2%	101.2%	97.4%	98.9%

(1)
Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of loss ratio and expense ratio.

(2)	Losses from catastrophes were as follows (in thousands):

	Second Quarter		Six Months
	2012	2011	2012	2011

Specialty	$6,321	$9,211	$6,823	$9,211
Regional	19,071	44,425	22,917	53,119
Alternative Markets	321	384	351	384
Reinsurance	458	6,796	486	11,296
International	54	2,606	54	13,656
Total	$26,225	$63,422	$30,631	$87,666

(3)
Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2012	December 31, 2011

Net invested assets (1)	$15,388,680	$14,559,781
Total assets	19,462,106	18,403,873
Reserves for losses and loss expenses	9,488,668	9,337,134
Senior notes and other debt	1,865,380	1,500,503
Junior subordinated debentures	243,102	242,997
Common stockholders’ equity (2) (3) (4)	4,207,784	3,953,356
Common stock outstanding (3) (4)	137,167	137,520
Book value per share (4) (5)	30.68	28.75
Tangible book value per share (4) (5)	29.97	28.04

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)
After-tax unrealized investment gains were $492 million and $430 million as of June 30, 2012 and December 31, 2011, respectively. Unrealized currency translation losses were $63 million and $61 million as of June 30, 2012 and December 31, 2011, respectively.

(3)	During 2012, the Company repurchased 1.3 million shares of its common stock at an average cost of $37.56 per share and an aggregate cost of $48.3 million.

(4)
The Financial Accounting Standards Board recently issued guidance regarding the treatment of costs associated with acquiring or renewing insurance contracts. This guidance modifies the definition of the types of costs that can be capitalized and specifies that the costs must be directly related to the successful acquisition of a new or renewed insurance contract. We adopted this guidance effective January 1, 2012 and retrospectively adjusted our previously issued financial statements (including the applicable 2011 information contained herein). The effect of adopting this guidance retrospectively was to decrease deferred acquisition costs by $84 million, common stockholders' equity by $55 million and book value per share by 40 cents as of December 31, 2011. The new guidance also resulted in minor changes to other operating costs and expenses and expense ratios.

(5)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2012	2011	2012	2011

Reconciliation of operating income to net income:
Operating income (1)	$92,988	$67,848	$197,224	$164,648
Investment gains, net of tax	15,850	14,336	46,932	33,126
Net income	$108,838	$82,184	$244,156	$197,774

Return on equity (2)	11.0%	9.0%	12.4%	10.8%

Cash flow from operations	$238,649	$160,949	$312,411	$216,392

Other operating costs and expenses:
Underwriting expenses	$395,920	$355,113	$777,943	$695,596
Service expenses	21,635	19,562	41,227	36,891
Net foreign currency losses (gains)	137	9	(1,297)	529
Other costs and expenses	31,066	28,974	62,664	56,771
Total	$448,758	$403,658	$880,537	$789,787

(1)
Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses. Management believes that excluding net investment gains and losses, which are often discretionary and frequently relate to economic factors, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Investment Portfolio
June 30, 2012
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$985,544	6.4%
State and municipal:
Special revenue	2,232,298	14.5%
State general obligation	930,140	6.1%
Local general obligation	454,977	3.0%
Pre-refunded	1,145,838	7.4%
Corporate backed	468,082	3.0%
Total state and municipal	5,231,335	34.0%
Mortgage-backed securities:
Agency	1,119,253	7.3%
Residential - Prime	238,175	1.5%
Residential - Alt A	129,447	0.8%
Commercial	178,719	1.2%
Total mortgage-backed securities	1,665,594	10.8%
Corporate:
Industrial	1,434,608	9.3%
Financial	663,598	4.3%
Utilities	222,999	1.5%
Asset-backed	486,623	3.2%
Other	109,956	0.7%
Total corporate	2,917,784	19.0%
Foreign	1,026,671	6.7%
Total fixed maturity securities (1)	11,826,928	76.9%

Equity securities available for sale:
Common stocks	439,246	2.9%
Preferred stocks	122,539	0.8%
Total equity securities available for sale	561,785	3.7%

Cash and cash equivalents (2)	1,209,331	7.9%
Investment funds (2)	685,527	4.5%
Real estate	360,787	2.2%
Arbitrage trading account	419,249	2.7%
Loans receivable	325,073	2.1%
Net invested assets	$15,388,680	100.0%
(1)Total fixed maturity securities had an average rating of AA- and an average duration of 3.4 years.

(2)
Cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases. Investment funds are net of related liabilities of $43 million.

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Foreign Fixed Maturity Securities
June 30, 2012
(Amounts in thousands)

	Government	Corporate	Total
Australia	$181,857	$111,278	$293,135
United Kingdom	123,948	41,882	165,830
Germany	91,594	27,532	119,126
Canada	101,176	48,834	150,010
Argentina	115,728	—	115,728
Brazil	46,695	—	46,695
Supranational (1)	38,185	—	38,185
Norway	36,891	—	36,891
Switzerland	—	31,507	31,507
Finland	—	6,694	6,694
Netherlands	—	11,144	11,144
Singapore	8,394	—	8,394
Uruguay	2,917	—	2,917
New Zealand	415	—	415
Total	$747,800	$278,871	$1,026,671

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and Inter-American Development Bank.